ROWAN COMPANIES, INC. OFFSHORE RIG FLEET AND CONTRACT STATUS As of July 26, 2010

OFFSHORE RIGS						Contract Status
	LeTourneau	Depth (feet)		Year in			Day Rate	Estimated
Name	Class	Water	Drilling	Service	Location	Customer	(in thousands)	Duration	Comments ($ in thousands)
Cantilever Jack-up Rigs:
Rowan EXL IV	S116-E	350	35,000	2012	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in Q1 2012.
Joe Douglas	240-C	375	35,000	2011	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in Q3 2011.
Rowan EXL III	S116-E	350	35,000	2011	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in Q1 2011.
Rowan EXL II	S116-E	350	35,000	2010	Trinidad	BP Trinidad	Mid 130s	November 2013
Rig currently under construction with delivery expected in September 2010, and commencement of operations in October 2010. Day rate reflects average rate over the contract period and includes amortization of contract mobilization/modification revenues.

Rowan EXL I	S116-E	350	35,000	2010	Gulf of Mexico	McMoRan	Mid 70s	August 2010
							Low 140s	July 2011
Ralph Coffman	240-C	375	35,000	2009	Gulf of Mexico	McMoRan	Low 180s	November 2010
J.P. Bussell	225-C	300	35,000	2008	Egypt	Shell	Low 180s	May 2011
Rowan-Mississippi	240-C	375	35,000	2008	Gulf of Mexico	McMoRan	Low 180s	November 2010
Hank Boswell	225-C	300	35,000	2006	Middle East	Saudi Aramco	Low 190s	March 2011
Bob Keller	225-C	300	35,000	2005	Middle East	Saudi Aramco	Low 180s	May 2011
Scooter Yeargain	225-C	300	35,000	2004	Middle East	Saudi Aramco	Low 190s	March 2011
Bob Palmer	224-C	550	35,000	2003	Gulf of Mexico	Apache	Low 110s	September 2010
On July 6, 2010 the Company received a notice of declaration of force majeure from the operator of the Bob Palmer. The Company is evaluating its response to this notice. Rig was idle for 14 days during the month of June 2010.

Rowan Gorilla VII	219-C	400	35,000	2002	North Sea	Apache	Low 180s	February 2012	Rig is mobilizing to the North Sea and is expected to commence operations early October 2010.
Rowan Gorilla VI	219-C	400	35,000	2000	North Sea	BG	Low 200s	July 2011	BG extended the contract for another 12 months to operate the rig in the UK sector of the North Sea.
Rowan Gorilla V	219-C	400	35,000	1998	North Sea	Total	Low 160s	May 2011	Day rate includes estimated amortization of lump-sum fee for modifications.
							Low 180s	May 2012
							See comment	May 2013	Day rate at mutually agreed market rate between low $150s and mid $230s.
Rowan Gorilla IV	200-C	450	35,000	1986	Mexico	PEMEX	Low 130s	July 2011	The day rate reprices every three months based on an index of jack-up rates. The day rate reflects rig's repricing at the end of April 2010.
Rowan Gorilla III	200-C	450	30,000	1984	Eastern Canada	EnCana	Mid 280s	November 2010
Rowan Gorilla II	200-C	350	30,000	1984	Gulf of Mexico	undisclosed	Low 190s	August 2010
Rowan-California	116-C	300	30,000	1983	Middle East	Wintershall	Mid 70s	June 2011	Rig was idle for 18 days during the month of June 2010.
Cecil Provine	116-C	300	30,000	1982	Gulf of Mexico	Apache	Low 60s	August 2010
On June 22, 2010, the Company received a notice of declaration of force majeure from the operator of the Cecil Provine. However, on June 29, 2010 the operator received a permit for a well and the operator withdrew its notice of force majeure.

Gilbert Rowe	116-C	350	30,000	1981	Middle East	Maersk	Mid 70s	March 2011
Arch Rowan	116-C	350	30,000	1981	Middle East	Available			Rig is currently in the shipyard for general maintenance and upgrades and was in the shipyard during the month of June 2010.
Charles Rowan	116-C	350	30,000	1981	Middle East	Available			Rig is currently in the shipyard for general maintenance and upgrades and was in the shipyard during the month of June 2010.
Rowan-Paris	116-C	350	30,000	1980	Middle East	Maersk	Mid 70s	March 2011
Rowan-Middletown	116-C	350	30,000	1980	Middle East	Available			Rig is currently in the shipyard for general maintenance and upgrades and was in the shipyard during the month of June 2010.
Conventional Jack-up Rigs:
Rowan-Juneau	116	250	30,000	1977	Gulf of Mexico	Available			Rig was idle during the month of June 2010.
Rowan-Alaska	84	350	30,000	1975	Gulf of Mexico	Available			Rig was idle during the month of June 2010.
Rowan-Louisiana	84	350	30,000	1975	Gulf of Mexico	McMoRan	Mid 50s	December 2010	Rig was idle for 24 days during the month of June 2010. Currently negotiating a standby day rate while rig is waiting on a permit.

Rig Class denotes LeTourneau, Inc. hull number. 200-C is a Gorilla class unit designed for extreme hostile environment capability. 219-C is a Super Gorilla class unit, an enhanced version of the Gorilla class, and 224-C is a Super Gorilla XL design. 225-C is a Tarzan Class unit. 240-C is LeTourneau's latest jack-up design. Rowan EXL is an enhanced version of the Super 116E class. Unless otherwise indicated, all day rates include estimated amortization of contract mobilization/modification revenues. Estimated contract durations reflect either stated drilling periods or expected time required for the contracted well or wells.

ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME.
THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE, AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Relevant factors have been disclosed in the Company's filings with the U. S. Securities and Exchange Commission.

Revisions to Fleet Status Report Noted in Bold